                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the inclusion in this joint registration statement on Form S-4 of Providence Journal Company and Continental Cablevision, Inc. of our reports dated February 12, 1992 , on our audits of the consolidated financial statements and financial statement schedule of Providence Journal Company (prior to restatement for discontinued operations of the Company's cable television businesses), Colony Communications, Inc. and Copley/Colony, Inc. We also consent to the reference to our firm under the caption "Experts."

                                                  Coopers & Lybrand L.L.P.
Boston, Massachusetts
January 26, 1995